UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.            Entry into a Material Definitive Agreement.

See the disclosure in Item 8.01 regarding the Fourth Supplemental Indenture (as defined below), and the Fifth Supplemental Indenture (as defined below), which disclosure is incorporated herein by reference.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On July 3, 2017, PHH Corporation (the “Company”) closed the sale, effective July 1, 2017, of substantially all of the Fannie Mae portion (the “Fannie Mae MSR Portfolio”) of PHH Mortgage’s portfolio of mortgage servicing rights (“MSRs”) as of October 31, 2016 (excluding the Ginnie Mae MSRs that were part of the sale transaction announced in November 2016, the “MSR Portfolio”), to New Residential Mortgage LLC (“New Residential”) under the Agreement for the Purchase and Sale of Servicing Rights, dated December 28, 2016, by and between New Residential and PHH Mortgage Corporation (“PHH Mortgage”) and, for the limited purposes set forth therein, the Company (the “Sale Agreement”), together with the servicing advances related to the Fannie Mae MSR Portfolio.  The Company sold the Fannie Mae MSR Portfolio, together with all servicing advances related to the Fannie Mae MSR Portfolio, for total proceeds of approximately $333.1 million, of which approximately $309.6 million was attributable to the purchase price for the Fannie Mae MSR Portfolio and approximately $23.5 million was attributable to the related servicing advances.  The purchase price paid is net of an approximately $17.2 million holdback to address potential indemnification claims by New Residential and an approximately $17.2 million holdback to address any mortgage loan document deficiencies, in each case subject to release in accordance with the Sale Agreement.

PHH Mortgage will subservice the approximately 302,000 mortgage loans included in the Fannie Mae MSR Portfolio on behalf of New Residential pursuant to the Subservicing Agreement, dated December 28, 2016 and amended as of June 16, 2017, by and between PHH Mortgage and New Residential, and such mortgage loans will also be subject to the MSR Portfolio Defense Agreement dated as of June 16, 2017 by and between PHH Mortgage and New Residential.

The sale of the Fannie Mae MSR Portfolio, together with the sale of the Freddie Mac portion of the MSR Portfolio previously disclosed in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on June 19, 2017, represent an aggregate MSR fair value of $456 million and servicing advances of $32 million, in each case as of March 31, 2017.   Following such sales, there remains $98 million in MSR fair value and $249 million in servicing advances, in each case as of March 31, 2017, committed for sale pursuant to the Sale Agreement.  There can be no assurance that the sales of the remaining balance of the MSR Portfolio contemplated by the Sale Agreement will close as contemplated, if at all.

The Company and PHH Mortgage are parties to the Sale Agreement with New Residential, in addition to the above-referenced Subservicing Agreement and MSR Portfolio Defense Agreement.  There are no other pre-existing relationships between New Residential and the Company.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kathryn M. Ruggieri; Appointment of Kathleen A. Williamson

As previously disclosed in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on March 30, 2017, Kathryn M. Ruggieri stepped down from her position as the Company’s Chief Human Resources Officer effective June 30, 2017. Prior to her termination of employment, Ms. Ruggieri entered into a separation letter that describes the benefits to which she will be entitled in connection with her departure, which include, subject to her execution of a general release agreement, termination without cause benefits under the Company’s Amended and Restated Tier I Severance Plan (in its current form, as described in the Form 8-K filed by the Company on May 25, 2016), and full vesting of her outstanding equity awards, subject to all applicable performance and settlement provisions. Ms. Ruggieri is also subject to a twelve (12) month restrictive covenant agreement, which contains non-compete and non-solicit provisions.

Effective July 1, 2017, Kathleen A. Williamson, age 56, formerly Senior Vice President, Human Resources and Managing Business Partner of PHH Mortgage, was appointed Senior Vice President and Chief Human Resources Officer of the Company.  Prior to joining PHH Mortgage in 2013, Ms. Williamson served as Principal at Williamson Performance Partners, LLC, a human resources consulting firm she founded. From 2002 to 2012, Ms. Williamson held roles of increasing responsibility at Campbell Soup Company, including Director, Human Resources Business Partner and Director, Organizational Change Management.

Ms. Williamson is eligible to participate in the PHH Corporation 2014 Equity and Incentive Plan, pursuant to which Ms. Williamson has been granted, and may in the future be granted, certain long-term incentive compensation awards, as well as the PHH Corporation Management Incentive Plan, pursuant to which Ms. Williamson has been granted, and may in the future be granted, certain annual cash incentive awards. Ms. Williamson is also eligible to participate in the Company’s benefits plans as in effect from time to time and to receive perquisites similar to those provided to the Company’s other senior officers as approved by the Human Capital and Compensation Committee from time to time.

Item 8.01              Other Events.

On July 3, 2017, the Company issued a press release announcing that it had received the requisite consents in its cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) made pursuant to the offer to purchase and consent solicitation statement dated June 19, 2017 (the “Offer to Purchase and Consent Solicitation Statement”) to execute (i) the Fourth Supplemental Indenture, dated as of July 3, 2017 (the “Fourth Supplemental Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the indenture governing the Company’s 7.375% Senior Notes due 2019 (CUSIP No. 693320AR4) (the “2019 Notes”), and (ii) the Fifth Supplemental Indenture, dated as of July 3, 2017 (the “Fifth Supplemental Indenture” and, together with the Fourth Supplemental Indenture, the “Supplemental Indentures”), among the Company and the Trustee, to the indenture governing the Company’s 6.375% Senior Notes due 2021 (CUSIP No. 693320AS2) (the “2021 Notes” and, together with the 2019 Notes, the “Notes”).

The Early Tender Deadline for the Tender Offers and Consents Solicitations was 5:00 p.m., New York City time, on June 30, 2017 (the “Early Tender Deadline”). As of the Early Tender Deadline, (i) $177,454,000 aggregate principal amount of 2019 Notes had been validly tendered and not withdrawn, which represented approximately 64.53% of the outstanding aggregate principal amount of the 2019 Notes, and (ii) $318,407,000 aggregate principal amount of 2021 Notes had been validly tendered and not withdrawn, which represented approximately 93.65% of the outstanding aggregate principal amount of the 2021 Notes. On July 3, 2017, the Company accepted for purchase and payment all of the Notes that were validly tendered and not withdrawn on or prior to the Early Tender Deadline.

The Supplemental Indentures were executed on July 3, 2017, and became operative upon payment by the Company with respect to the Notes on such date. The Supplemental Indentures eliminate or modify substantially all of the restrictive covenants as well as certain events of default and other provisions contained in each of the indentures governing the Notes, give effect to the consent to the Sales (as defined in the Offer to Purchase and Consent Solicitation Statement) and waive any potential default that may occur resulting from the Sales. A copy of the Fourth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Fifth Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company has certain relationships and engages in various transactions with the Trustee and its affiliates (collectively, “BNY Mellon”), including financial services, commercial banking and other transactions. In addition to functioning as the indenture trustee with respect to the Notes, BNY Mellon has functioned, and continues to function, as the custodian for the Company’s mortgage loan files. These transactions were entered into in the ordinary course of business upon terms substantially the same as those prevailing at the time for comparable transactions.  BNY Mellon has received, or may in the future receive, customary fees for these transactions.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are the dealer managers in connection with the Tender Offers and the Consent Solicitations.  The dealer managers have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates.  The dealer managers have received, or may in the future receive, customary fees and commissions for these transactions.

Item 9.01              Financial Statements and Exhibits.

(b)           Pro forma financial information.

Unaudited pro forma financial information of the Company giving effect to the disposition of the Fannie Mae MSR Portfolio is included in Exhibit 99.2 filed herewith and incorporated by reference into this Item 9.01.

(d)           Exhibits.

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of July 3, 2017, among PHH Corporation, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Fifth Supplemental Indenture, dated as of July 3, 2017, among PHH Corporation, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	PHH Corporation press release dated July 3, 2017.

99.2	Unaudited pro forma financial information of PHH Corporation.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature.  You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally.  Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William Brown
	Name:	William Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of July 3, 2017, among PHH Corporation, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Fifth Supplemental Indenture, dated as of July 3, 2017, among PHH Corporation, as issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	PHH Corporation press release dated July 3, 2017.

99.2	Unaudited pro forma financial information of PHH Corporation.